EXHIBIT (A)(29)

                                    IVY FUND

                             Ivy International Fund

                   Establishment and Designation of Additional
                     Class of Shares of Beneficial Interest,
                             No Par Value Per Share

         I, James W. Broadfoot, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by Written Consent dated June 27, 2000, the Trustees of the Trust (the "Trustees"), pursuant to
Article III and Article IV of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the Trust:

         WHEREAS, Ivy International Fund (the "Fund") currently has an unlimited number of authorized and unissued shares of beneficial interest designated as "Class A," "Class B," "Class C" and "Class I"; and

         WHEREAS, the Trustees have decided to divide the shares of beneficial interest of the Fund into an additional class, no par value per share;

         NOW, THEREFORE, IT IS HEREBY:

         RESOLVED, that the shares of beneficial interest of the Fund are hereby divided into one additional class, no par value per share, to be designated as the "Advisor Class," of which there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest (the "Advisor Class Shares");

         FURTHER RESOLVED, that each Advisor Class Share of the Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets attributable to the Advisor Class, and shall be entitled to receive its pro rata share of net assets attributable to the Advisor Class upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Advisor Class Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions as each other share of the Trust, as set forth in the Declaration of Trust;

         FURTHER RESOLVED, that each Advisor Class Share of the Fund shall be entitled to one vote (or fraction thereof in the case of a fractional share) on matters on which such shares shall be entitled to vote. Shareholders of the Fund shall vote together on any matter, except to the extent otherwise required by the 1940 Act or when the Trustees have determined that the matter affects only the interest of shareholders of one or more classes, in which case only the shareholders of that class (or classes) shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon in accordance with Rule 18f-2 under the 1940 Act (or any successor rule) and the Declaration of Trust;

         FURTHER RESOLVED, that liabilities, expenses, costs, charges or reserves that should be properly allocated to a particular class of shares of the Fund may, in accordance with a plan previously adopted by the Trustees pursuant to Rule 18f-3 under the 1940 Act (the "Rule 18f-3 Plan"), or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by that class, and the expenses so borne by a class may be appropriately reflected and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the shares of the affected class, the other classes of the Fund, and the other series of the Trust;

         FURTHER RESOLVED, that the Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any class now or hereafter created, or to otherwise change the special and relative rights of any such class, provided that such change shall not adversely affect the rights of shareholders of that class; and

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement pertaining to the Advisor Class Shares described in the following resolution is filed with the Securities and Exchange Commission ("SEC"), and that the officers of the Trust be, and they hereby are, authorized to file such Amendment to the Declaration of Trust in the offices of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, I have signed this Amendment this 28th day of June, 2000.

                                         /S/ JAMES W. BROADFOOT

                                         James W. Broadfoot, as Trustee

          The above signature is the true and correct signature of James W. Broadfoot, Trustee of the Trust.



                                         /S/ C. WILLIAM FERRIS

                                         C. William Ferris, Secretary/Treasurer